UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2022

Clene Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah
84121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 676-9695

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLNN	The Nasdaq Capital Market
Warrants, to acquire one-half of one share of Common Stock for $11.50 per share	CLNNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2022, Clene Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Canaccord Genuity LLC and Oppenheimer & Co. Inc., as placement agents (the “Placement Agents”). In accordance with the terms of the Distribution Agreement, the Company may offer and sell shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000 from time to time through the Placement Agents. The issuance and sale of Common Stock, if any, by the Company under the Distribution Agreement will be made pursuant to the Company’s registration statement on Form S-3, once effective, which is being filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2022 (the “Registration Statement”), and the Company’s prospectus supplement relating to the offering filed therewith that forms part of the Registration Statement.

Subject to terms of the Distribution Agreement, the Placement Agents are not required to sell any specific number or dollar amount of Common Stock but will act as the Company’s placement agents, using commercially reasonable efforts to sell, on the Company’s behalf, all of the Common Stock requested by the Company to be sold, consistent with the Placement Agents’ normal trading and sales practices, on terms mutually agreed between the Placement Agents and the Company. The Placement Agents will be entitled to compensation under the terms of the Distribution Agreement at a fixed commission rate of 3.0% of the gross proceeds from each issuance and sale of Common Stock, if any.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Distribution Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Common Stock may not be sold nor may offers to buy be accepted prior to the time that the Registration Statement becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock, nor shall there be any offer, solicitation or sale of the Common Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Equity Distribution Agreement, dated April 14, 2022, by and among Clene Inc. and Canaccord Genuity LLC and Oppenheimer & Co. Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLENE INC.

Date: April 14, 2022	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer